Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Royal Bank of Canada of our report dated November 28, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Exhibit 2 to Royal Bank of Canada’s annual report on Form 40-F for the year ended October 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario

August 24, 2018